UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[x ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12


Calvin B. Taylor Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x ]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)  Title of each class of securities to which transaction applies:
	2)  Aggregate number of securities to which transaction applies:
	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)  Proposed maximum aggregate value of transaction:
	5)  Total fee paid:
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the precious filing by registration statement number, or the Form or schedule and the date of its filing.
	1)  Amount previously paid:
	2)  Form, Schedule or Registration Statement No.:
	3)  Filing Party:
	4)  Date filed:







CALVIN B. TAYLOR BANKSHARES, INC.
P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Calvin B. Taylor Bankshares, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Calvin B. Taylor Bankshares, Inc. of Berlin, Maryland (the "Company") will be held at 24 North Main Street, Berlin, Maryland 21811, on Wednesday, May 17, 2006, at 2:00 p.m., local time, for the following purposes:

1. To elect the Directors of the Company, who shall serve for a one-year term, and until their respective successors are elected and have qualified.

2. To ratify the appointment of Rowles & Company, LLP as the independent auditors for Calvin B. Taylor Bankshares, Inc., and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2006.

3.   To transact other business as may properly come before the Meeting.

     This Notice is accompanied by a copy of the Company's Annual Report and a Proxy Statement providing a detailed description of the items to be voted on at the Meeting.

     The Board of Directors has carefully reviewed and considered the proposals for election, and recommends the Stockholders of the Company TO APPROVE, RATIFY AND CONFIRM the items contained in the Proxy Statement.

     Only Stockholders of record at the close of business on March 24, 2006, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Your vote on these matters is very important. We urge you to carefully review the enclosed materials and return your Proxy promptly.

     You are cordially invited to attend this meeting in person. Whether or not you plan to attend the meeting, please sign and promptly return the Proxy in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you so desire, even though you have previously returned your Proxy.


Sincerely,




Reese F. Cropper, Jr.                 Raymond M. Thompson
Chairman of the Board of Directors    President and Chief Executive Officer


Berlin, Maryland
April 17, 2006






CALVIN B. TAYLOR BANKSHARES, INC.
P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) hereby appoints Reese F. Cropper, Jr. and William H. Mitchell, and each of them, proxies, with the powers that the undersigned would possess if personally present, and with the full power of substitution ___________________________ (substitution name, if any), to vote all shares of the undersigned in Calvin B. Taylor Bankshares, Inc. at the annual meeting of stockholders to be held on Wednesday, May 17,2006, at 2:00 p.m., and at any and all adjournments and postponements thereof, upon all subjects that may properly come before the meeting, including matters described in the proxy statement furnished herewith, subject to any directions indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES, AND FOR THE RATIFICATION OF AUDITORS.

1.   Election of the following nominees as Directors:

James R. Bergey, Jr.        John H. Burbage, Jr.        Todd E. Burbage
Charlotte K. Cathell        Reese F. Cropper, Jr.       Reese F. Cropper, III
Hale Harrison               Gerald T. Mason             William H. Mitchell
Joseph E. Moore             Michael L. Quillin, Sr.     D. Bruce Rogers
Raymond M. Thompson

To vote your shares for all Director nominees, mark the "For" space with an "X". To vote against all nominees, mark the "Against" space with an "X". If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" space with an "X", and strike the name(s) above by drawing a line through the name(s) of each Director nominee you do not wish to vote for.

________FOR	________AGAINST	________FOR ALL EXCEPT


2.   Ratification of Auditors:

     The Board of Directors has appointed Rowles & Company, LLP, Certified Public Accountants, independent auditors for Calvin B. Taylor Bankshares, Inc. and Calvin B. Taylor Banking Company of Berlin, Maryland, for the year ending December 31, 2006. To vote your shares in favor of the ratification of the appointment of Rowles & Company, LLP, as independent auditors, mark the "For" space with an "X". If you wish to vote against the ratification, mark the "Against" space with an "X". If you wish to abstain from voting, mark the "Abstain" space with an "X".

_________FOR	________AGAINST	________ABSTAIN

3. At their discretion, to vote upon such matters as may properly come before the Annual Meeting.


_____________________________________________Date__________
Stockholder sign on above line and date

	_____________________________________________Date__________
Co-stockholder sign on above line and date






CALVIN B. TAYLOR BANKSHARES, INC.
P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811



PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2006

     This proxy statement is furnished to the stockholders of Calvin B. Taylor Bankshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held on Wednesday, May 17, 2006 at 2:00 p.m. local time and at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The meeting will be held at the principal Executive Office of the Company at 24 North Main Street, Berlin, Maryland 21811. This Proxy Statement and the accompanying Proxy were first mailed to the stockholders on or about April 17, 2006.

VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     The Company has fixed March 24, 2006, as the record date
(the "Record Date") for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. The Company's only stock is its Common Stock, par value $1.00 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 3,186,014 shares of Common Stock of the Company, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

     All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the re-election of the Board of Directors of all nominees listed below under "ELECTION OF DIRECTORS," "FOR" the ratification of the appointment of Rowles and Company, LLP, as independent auditors for the Company for the fiscal year ending December 31, 2006, and at the proxy holder's discretion, on any other matter that may properly come before the Meeting. Any stockholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it, or by delivering a duly executed proxy bearing a later date, to the Secretary of the Company. A stockholder may elect to attend the meeting and vote in person even if he or she has a proxy outstanding.

     Management of the Company is not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matters come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.

SOLICITATION

     The costs associated with preparing, printing, assembling, and mailing the proxy materials are borne by the Company. Out-of-pocket and clerical expenses incurred by brokerage houses and other custodians who transmit copies of the proxy materials to the beneficial owners of shares held as of the Record Date are reimbursable by the Company.

ELECTION OF DIRECTORS

     Article II of the Company's Articles of Incorporation, and Section 2.03 of the Company's Bylaws, as amended, provide that the Company's Board of Directors, each thereof, shall serve a one-year term. Furthermore, the aforementioned shall be elected at the Annual Meeting of Stockholders.

     It is the intention of the persons named as proxies in the accompanying Proxy to vote FOR the election of the nominees identified below to serve for a one-year term, expiring at the 2007 Annual Meeting of Stockholders. Should any nominee be unable or fail to accept nomination or election (which is not anticipated), the persons named as proxies in the proxy, unless otherwise specifically instructed in the proxy, will vote for the election in his stead for any such other person as the Company's existing Board of Directors may recommend.

     Directors shall be elected by a plurality of the votes cast at the meeting. Abstentions will not be considered to be either affirmative or negative votes.


     The table below sets forth certain information about the nominees and officers, including age, position with the Company, and position with Calvin B. Taylor Banking Company (the "Bank"). With the exception of Mr. Todd E. Burbage and Ms. Charlotte K. Cathell, the nominees are incumbent Directors of the Company and the Bank whose current terms expire in May 2006 upon election of their successors. Mr. Todd E. Burbage and Ms. Charlotte K. Cathell are nominated by the Company's Board of Directors serving as a nominating committee.


                                      Title or Position                  Title or Position
Name                          Age     with the Company                   with the Bank
James R. Bergey, Jr.          51      Director, first elected 10/31/95   Director, first elected 02/02/94
John H. Burbage, Jr.          63      Director, first elected 10/31/95   Director, first elected 02/04/87
Todd E. Burbage               33      Director Nominee                   Director Nominee
Charlotte K. Cathell          55      Director Nominee                   Director Nominee
Reese F. Cropper, Jr.         64      Director, first elected 10/31/95   Director, first elected 03/06/74
                                       Chairman of the Board              Chairman of the Board
Reese F. Cropper, III         45      Director, first elected 05/03/00   Director, first elected 05/03/00
Hale Harrison                 58      Director, first elected 10/31/95   Director, first elected 01/08/75
Gerald T. Mason               58      Director, first elected 10/31/95   Director, first elected 02/02/94
William H. Mitchell           56      Director, first elected 05/05/99   Director, first elected 05/05/99
                                       Vice President                     Sr. Vice President, Cashier
                                                                          Chief Financial Officer
Joseph E. Moore               63      Director, first elected 10/31/95   Director, first elected 11/03/76
Michael L. Quillin, Sr.       66      Director, first elected 10/31/95   Director, first elected 12/06/78
D. Bruce Rogers               49      Director, first elected 05/03/00   Director, first elected 05/03/00
Raymond M. Thompson           43      Director, first elected 05/08/02   Director, first elected 05/08/02
                                       President                          President
                                       Chief Executive Officer            Chief Executive Officer

     Mr. James R. Bergey, Jr. is a Certified Public Accountant and a Principal in Bergey & Company, P.A., in Berlin, Maryland. He is a member of the Board of Directors of the Community Foundation of the Eastern Shore. Mr. Bergey serves on the Board of Directors and Finance Committee of Atlantic General Hospital in Berlin, Maryland and is past Chairman of that Board.

     Mr. John H. Burbage, Jr. is an owner of Mystic Harbour Development Co., Mystic Harbour Utility Co., and Bethany Land Co., and a partner in Bayside Realty, Burbage Properties, Blue Water Development Company, and Holiday House, LLC, Bethany Beach, Delaware.

     Mr. Todd E. Burbage is a developer, builder and owner of both residential and commercial projects in Worcester County and on the Eastern Shore of Virginia. He currently serves on the Board of Directors for the Maryland Coastal Bays Program and is the acting Chairman of their Citizen Advisory Committee. Mr. Burbage is a past member of the Board of Directors for the Big Brothers Big Sisters Lower Eastern Shore Program.

     Ms. Charlotte K. Cathell was first elected the Register of Wills for Worcester County in 1998. She is serving her second year as President of the Maryland Register of Wills Association. She is a member of the Ocean Pines/Ocean City Kiwanis Club, Friends of the Worcester County Commission for Women, and since 1997 has served as President of Worcester County G.O.L.D. (Giving Other Lives Dignity).

     Mr. Reese F. Cropper, Jr. has been employed by the Bank since May 1962 and served as its President from January 1974 to May 2002. He became President and Chief Executive Officer of the Company on October 31, 1995, serving in those capacities until May 2002, and December 31, 2005, respectively. Mr. Cropper continues to serve as Chairman of the Board of Directors of the Bank and the Company since his election in May 2002, and is a member of the Executive Committee of the Bank. He is a past President of the Maryland Bankers Association and he served a six-year term as a member of the Banking Board of the State of Maryland from 1983 to 1989. He is also a "Corporation Member" of Atlantic General Hospital, a Director of Ocean City Golf and Yacht Club, partner in the Atlantic Hotel, Berlin, Maryland, and Holiday House, LLC, Bethany Beach, Delaware, and owns several rental properties in the Berlin-Ocean City area.

     Mr. Reese F. Cropper, III is owner of the Ocean City division of ISG International, Inc., an insurance agency. He serves on the Board of Trustees of Worcester Preparatory School, Berlin, Maryland, and on the Governor's MD Taskforce on Common Ownership Communities.

     Mr. Hale Harrison owns and operates Harrison Group Resort Hotels in Ocean City, Maryland. Mr. Harrison is a former councilman and secretary for the Town of Ocean City and former Chairman of the Ocean City Planning and Zoning Commission. He is past Chairman of the Board of Directors and a member of the Finance Committee of Atlantic General Hospital.

     Mr. Gerald T. Mason is the Chief Administrative Officer for Worcester County Government and a member of the Tri-County Council for the Lower Eastern Shore.

     Mr. William H. Mitchell has been employed by the Bank since June 1970 and was named as its Cashier on February 5, 1986. He became Senior Vice President and Chief Financial Officer of the Bank on January 6, 1999. He became Vice President of the Company on February 3, 1999. Mr. Mitchell is a member of the Berlin Lions Club and serves as a Trustee and the Treasurer of the Humphreys Foundation, Inc. He also serves on the Board of Directors of the Lower Shore Broadband Cooperative.

     Joseph E. Moore, Esq. is a partner in the law firm of Williams, Moore, Shockley & Harrison, LLP, with offices in Ocean City and Ocean Pines. Mr. Moore is a member of the Board of Directors of Atlantic General Hospital, and a member of the Board of Trustees of the Worcester Preparatory School, in Berlin. He is the Chairman of the Board of Zoning Appeals for the Town of Berlin. Mr. Moore also serves on the Board of Directors of Chesapeake Utilities Corporation of Dover, Delaware, and is a member of its Compensation Committee and Governance Committee. Mr. Moore is a member of the Board of Directors of the Nabb Center for Delmarva History & Culture at Salisbury University and a member of the Board of Directors of the Ocean City Lifesaving Museum. Mr. Moore presently serves as co-Chair of the First Appellate Circuit Character Committee of the Maryland State Board of Law Examiners, having been appointed to that position by the Maryland Court of Appeals. Mr. Moore is a fellow of the American College of Trial Lawyers.

     Mr. Michael L. Quillin, Sr. is retired from the motel business in Ocean City, Maryland. He owns and operates Michael L. Quillin Enterprises, Inc., a property management and construction business. Mr. Quillin is a Director and Treasurer of the Quillin Foundation. He is a member of the Ocean City Chamber of Commerce, and President of the Ocean City Golf and Yacht Club.

     Mr. D. Bruce Rogers is the President and CEO of Sherwood of Salisbury (Maryland). Mr. Rogers serves on the Board of the Community Foundation of the Eastern Shore, the Franklin P. Perdue School of Business Dean's Advisory Council and the Maryland Business Council. In the past, he has served as a Director of the Maryland Auto Trade Association and on the Board of the Ford Washington Dealer Council.

     Mr. Raymond M. Thompson has been employed by the Bank since October 1997. Mr. Thompson served as Vice President of the Bank from January 1999 to his election as President in May 2002, and as Treasurer of the Company from February 2000 to his election as President in May 2002. He was appointed Chief Executive Officer of the Company and the Bank as of January 1, 2006. Mr. Thompson serves on the boards of the Southern Eastern Shore Revolving Loan Fund, the Maryland Financial Bank, and the Community Foundation of the Eastern Shore. He is a "Corporation Member" of Atlantic General Hospital, serving on the Hospital's investment committee. Mr. Thompson is a member and past Treasurer of the Berlin Lions Club.

     The following Directors have family relationships: Reese F. Cropper, Jr. is the father of Reese F. Cropper, III and Joseph E. Moore is a cousin to the Croppers. John H. Burbage, Jr. is the father of director nominee
Todd E. Burbage.

     None of the directors, director nominees, or officers of the Company or the Bank have been involved in any administrative proceedings or convicted of any crime.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTIONS OF THE NOMINEES NAMED ABOVE.




COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

     The table below presents a summary of the compensation for the last three fiscal years of executive officers of the Company and Bank who received an annual salary and bonus that exceeded $100,000 during that period.

Name and Principal Position   Year     Salary       Bonus     Other Compensation
Reese F. Cropper, Jr.         2005     $170,000     $26,800   $ 13,717  (2)
Chief Executive Officer and   2004     $216,000     $28,600   $  3,055  (1)
  Chairman of the Board       2003     $216,000     $23,640   $  3,969  (1)

Raymond M. Thompson           2005     $150,000     $ 6,000   $  3,015  (1)
President                     2004     $112,000     $ 4,480   $  2,870	(1)
                              2003     $100,000     $ 4,000   $  2,675  (1)

William H. Mitchell           2005     $107,000     $ 4,280
Vice President                2004     $ 97,000     $ 3,880

(1)  Benefits paid by the Bank in connection with the use of an automobile.
(2) Benefits paid by the Bank in connection with the use of an automobile and payment of insurance premiums.

Director Compensation

     Directors of the Company received a fee of $675 for each board meeting attended and $675 for each of the Bank's Executive Committee meetings attended. Total fees paid by the Company to Directors, excluding Mr. Cropper, Jr., Mr. Mitchell, and Mr. Thompson were $99,900 during 2005.


BOARD & COMMITTEE MEETINGS

     The Board of Directors of the Company is scheduled to meet monthly and held twelve meetings in 2005. The Board of Directors of the Bank is also scheduled to meet monthly and held twelve meetings in 2005.

     The Audit Committee, a standing committee of the Company's Board, is comprised of independent directors. Members serving in 2005 were James R. Bergey, Jr., George H. Bunting, Jr., John H. Burbage, Jr.,
Hale Harrison, Gerald T. Mason, Michael L. Quillen, Sr., and D. Bruce Rogers. Chairman James R. Bergey, Jr. serves as the financial expert. The Audit Committee meets quarterly and held four meetings in 2005. The Board of Directors has adopted a written Audit Policy which serves as a charter for the Audit Committee. The Committee reviews the reports and findings of the internal auditor quarterly. At least once each year, the outside audit firm meets with the Committee to discuss annual financial results and to review required disclosures.

     The Compensation Committee, a standing committee of the Company's Board, is comprised of independent directors Hale Harrison, Gerald T. Mason, and Michael L. Quillen. The Compensation Committee meets as needed to establish executive compensation. The Compensation Committee held three meetings in 2005.

     The Company does not have a Nominating Committee. The full Board of Directors performs the function of a nominating committee on an ad hoc basis. Directors serve for one-year terms subject to annual re-election until they either reach the mandatory retirement at 70 years of age or voluntarily resign from the Board. Director nominees are proposed by consensus of the Board of Directors.




COMPLIANCE WITH BENEFICIAL OWNERSHIP RULES

     Section 16(a) of the Securities Exchange Act of 1934 requires (i) the Company's directors and executive officers and (ii) persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities Exchange Commission (the "SEC"), within certain specified time periods, reports of ownership and changes in ownership. Such directors, officers, and stockholders are required by the SEC regulations to furnish the Company with copies of all such reports that they file.

     To the Company's knowledge, based solely upon a review of such copies of such reports furnished to the Company and representations that no other reports were required with respect to the year ended December 31, 2005, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis with respect to 2005.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The bank is legally represented by and engages Williams, Moore, Shockley, and Harrison, LLP, of which Director of the Company, Joseph E. Moore, is a partner. The total amount of legal fees for both the Company and Bank in 2005, as engaged by Mr. Moore, and/or his legal firm, was $13,438.

     Management believes that the terms of all of the above-described transactions are at least as favorable to the Company and the Bank as could have been obtained in negotiating transactions with independent third parties.


PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK

     The following table sets forth the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by (a) each executive officer of the Company, (b) each director of the Company, (c) all directors and executive officers of the Company as a group, and (d) each person or entity known to the Company to own more than five percent of the outstanding Common Stock.
     The percentage of outstanding shares owned is based on 3,183,014 shares of Common Stock outstanding as of the Record Date, March 24, 2006.


                                                          Shares of Common Stock Beneficially Owned
Name                         Relationship to Company              Number               Percent
James R. Bergey, Jr.                 Director                      8,538                  .27%
John H. Burbage, Jr.                 Director                    193,393                 6.07%
Reese F. Cropper, Jr.                Director, Chairman          170,418                 5.35%
                                     Chief Executive Officer
Reese F. Cropper, III                Director                      3,544                  .11%
Hale Harrison                        Director                     49,968                 1.57%
Gerald T. Mason                      Director                        400                  .01%
William H. Mitchell                  Director                      2,151                  .07%
                                     Vice President
Joseph E. Moore                      Director                      3,751                  .12%
Michael L. Quillin, Sr.              Director                     32,320                 1.01%
D. Bruce Rogers                      Director                     13,073                  .41%
Raymond M. Thompson                  Director                      8,480                  .27%
                                     President
D. Kenneth Bates                     Secretary                       547                  .02%
Jennifer G. Hawkins                  Treasurer                       400                  .01%

All Directors and Officers as a Group                            486,983                15.29%

Mary E. Humphreys                    5% stockholder              196,344                 6.16%

Total                                                            683,327                21.45%




RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS AND OTHER AUDIT DISCLOSURES

     Subject to ratification by the stockholders, the Board of Directors has appointed Rowles & Company, LLP (Rowles) as independent auditors to audit the financial statements of the Company for the 2006 fiscal year. Rowles has served as independent auditors for the Company since its formation in 1995. Fees paid to Rowles for the last three fiscal years' annual audits and other services are detailed in the table below. Audit Fees include services rendered for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly public filings, and the attestation of management's report on internal control over financial reporting. Tax Fees include charges related to the preparation and filing of income tax returns.

                                   2005          2004          2003
        Audit Fees               $22,003       $26,800       $25,110
        Tax Fees                   4,089         2,220         4,278
         Total                   $26,092       $29,020       $29,388

     The Audit Committee has discussed with Rowles the compatibility of non-audit services with the auditors' independence and has received related disclosures from Rowles. All services provided by Rowles are pre-approved by the Committee.
     The Committee has reviewed and discussed the audited financial statements with the Company's management. The Committee has discussed with Rowles the scope and results of the audit. Based on these discussions, the Committee recommends that the audited financial statements be included in the Company's Annual Report and Form 10-K, which is filed with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ROWLES & COMPANY, LLP, AS INDEPENDENT AUDITORS.



STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

     Stockholders' proposals, intended to be presented at the 2007 Meeting of Stockholders, must be received by the Company no later than December 12, 2006, to be presented at the 2007 Annual Meeting of Stockholders or considered for inclusion in the Company's Proxy statement for that meeting.


ANNUAL REPORTS

     A copy of the Company's Annual Report is being mailed together with this Proxy Statement. The Company's Annual Report on Form 10-K for the year-ended December 31, 2005, as filed with the Securities and Exchange Commission, is accessible without charge through the Bank's website at www.taylorbank.com, or to any stockholder of record as of March 24, 2006, upon written request directed to William H. Mitchell, Vice President, Calvin B. Taylor Bankshares, Inc., P.O. Box 5, Berlin, Maryland 21811-0005.